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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Proxy Statement/Prospectus of our report dated January 30, 1998, on our audits of the consolidated financial statements and financial statement schedules of General Re Corporation and subsidiaries as of December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts".


                                            /s/ PricewaterhouseCoopers LLP

                                            PricewaterhouseCoopers LLP


New York, New York
July 29, 1998